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                                                                 EXHIBIT 1(a)-8




                               SIERRA TRUST FUNDS
                                 AMENDMENT NO. 8
                                       TO
                             MASTER TRUST AGREEMENT
                               (Change of Address)


         The undersigned, being a Trustee of Sierra Trust Funds (the "Trust"), created and existing under a Master Trust Agreement dated February 22, 1989 (the "Original Master Trust Agreement"), a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts and the Boston City Clerk, and having been duly authorized to execute this Amendment No. 8 by vote of the Trustees of the Trust does hereby consent to and adopt the following amendment to the Original Master Trust Agreement:

         1.      The principal address of the Trust, formerly:

                 888 South Figueroa Street, Suite 1100
                 Los Angeles, California  90017

         is hereby changed to:

                 9301 Corbin Avenue, Suite 333
                 Northridge, California  91324

         The main phone number is (800) 222-5852.

         The foregoing Amendment shall become effective upon the filing of an original executed copy of this instrument with the Secretary of the Commonwealth of Massachusetts.

         Subscribed this 22nd day of September, 1993, under penalties of perjury.




                                     Signature: /s/ F. Brian Cerini
                                               ------------------------------
                                               F. Brian Cerini, Trustee